As filed with the Securities and Exchange Commission on December 12, 2005

Registration No. 333-114290

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 7

TO

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	06-1047163
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

PETER WIRTH

Executive Vice President and Chief Legal Officer

Genzyme Corporation

500 Kendall Street

Cambridge, Massachusetts 02142

(617) 252-7500

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Please send copies of all communications to:

PAUL KINSELLA

Ropes & Gray LLP

One International Place

Boston, Massachusetts 02110

(617) 951-7000

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

REMOVAL OF SECURITIES FROM REGISTRATION

Pursuant to its Registration Statement on Form S-3 (Registration No. 333-114290) filed on April 8, 2004, as amended by Pre-Effective Amendment No. 1 thereto filed on June 18, 2004, Pre-Effective Amendment No. 2 thereto filed on June 24, 2004, Pre-Effective Amendment No. 3 thereto filed on June 28, 2004, its 424(b)(3) prospectus filed on June 30, 2004, Post-Effective Amendment No. 1 thereto filed on August 17, 2004, Post-Effective Amendment No. 2 thereto filed on September 28, 2004, Post-Effective Amendment No. 3 thereto filed on December 23, 2004, Post-Effective Amendment No. 4 thereto filed on March 31, 2005, Post-Effective Amendment No. 5 thereto filed on June 28, 2005 and Post-Effective Amendment No. 6 thereto filed on September 29, 2005 (collectively, the “Registration Statement”), Genzyme Corporation (“Genzyme”) registered for resale $690,000,000 principal amount of 1.25% convertible senior notes due December 1, 2023 (the “Notes”) and 9,685,254 shares of Genzyme common stock (the “Shares”) that are issuable upon conversion of the Notes if certain conditions are satisfied.  As of the date of this Post-Effective Amendment No. 7, $630,102,000 in principal amount of the Notes have been resold pursuant to the Registration Statement and none of the Notes have been converted into Shares. The Notes and Shares are now eligible for sale pursuant to Rule 144 under the Securities Act of 1933.  In accordance with the undertaking contained in Part II, Item 17(3) of the Registration Statement, Genzyme is filing this Post-Effective Amendment No. 7 to the Registration Statement to remove from registration $59,898,000 in principal amount of the Notes and 9,685,254 of the Shares that were not sold pursuant to the Registration Statement as of the date hereof.  Genzyme is deregistering these securities because its obligation to maintain the effectiveness of the Registration Statement has ceased.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 7 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, as of December 12, 2005.

GENZYME CORPORATION

By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga
Executive Vice President, Finance and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 12, 2005.

	Signature	Title

	*	Chairman of the Board, President and Chief Executive Officer
Henri A. Termeer

	/s/ MICHAEL S. WYZGA	Chief Financial and Accounting Officer, Executive Vice President, Finance
Michael S. Wyzga

	*	Director
Douglas A. Berthiaume

	*	Director
Henry E. Blair

	*	Director
Gail Koziara Boudreaux

	*	Director
Robert J. Carpenter

	*	Director
Charles L. Cooney

	*	Director
Victor J. Dzau

	*	Director
Connie Mack III

*By:	/s/ MICHAEL S. WYZGA
Michael S. Wyzga,
As Attorney-in-Fact